UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On November 28, 2025, Laser Photonics Corporation (“Laser Photonics”) filed a Current Report on Form 8-K (the “Original Filing”) reporting its receipt of a letter dated November 20, 2025, from Nasdaq for non compliance with Nasdaq’s Listing Rules by not filing its Form 10-Q for the period ended June 30, 2025, as of November 20, 2025. Nasdaq instructed Laser Photonics to file a press release reporting its receipt of the letter of non-compliance. This Amendment No. 1 to the Original Filing amends the press release attached as Exhibit 99.1 to the Original Filing to delete reference in the title of that press release of a notice of delisting from Nasdaq to make clear that the notice from Nasdaq was only for non-compliance with Nasdaq Listing Rules.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2025, the registrant (“Laser Photonics” or the “Company”) received a notice from Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that since it had not received the Company’s Form 10-Q for the period ended September 30, 2025, the Company does not comply with Nasdaq’s Listing Rules for continued listing. Nasdaq stated that the Company has until January 19, 2026, to submit a plan to regain compliance with respect to this delinquent report. Nasdaq can grant an exception to allow the Company to regain compliance up to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or May 19, 2026.

A copy of the press release announcing this deficiency notice is attached hereto and incorporated herein to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release Issued by Laser Photonics Corporation dated December 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2025	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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